UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2012

AK STEEL HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 1-13696

Delaware	31-1401455
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

9227 Centre Pointe Drive West Chester, Ohio	45069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 425-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Common Stock Offering

On November 20, 2012, AK Steel Holding Corporation, a Delaware corporation (“AK Holding”), completed the public offering of 22,000,000 shares of common stock, par value $0.01 (the “Common Stock”).

The Common Stock was issued pursuant to an underwriting agreement (the “Common Stock Underwriting Agreement”), dated as of November 14, 2012, among AK Holding and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as representatives of the underwriters named therein (the “Common Stock Underwriters”).

Pursuant to the Common Stock Underwriting Agreement and subject to the terms and conditions expressed therein, AK Holding agreed to sell the Common Stock to the Common Stock Underwriters, and the Common Stock Underwriters agreed to purchase the Common Stock for resale to the public. The Common Stock was sold pursuant to a registration statement on Form S-3 (File No. 333–166303) (as amendment by Post-Effective Amendment No. 1, filed on November 13, 2012, the “Registration Statement”), filed by AK Holding and its subsidiary, AK Steel Corporation, a Delaware corporation (“AK Steel” and together with AK Holding, the “Companies”). A copy of the Common Stock Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated by reference herein.

AK Holding expects to receive net proceeds from the Common Stock offering, after underwriting discount and commissions and estimated offering expenses, of approximately $83.5 million. AK Holding intends to use the net proceeds from the offering of Common Stock, together with the net proceeds from the concurrent offerings of AK Steel’s Exchangeable Notes and Secured Notes (each as described below), to repay borrowings under AK Steel’s asset-backed credit facility (the “Credit Facility”) and the remainder, if any, for general corporate purposes.

Exchangeable Senior Notes Offering

On November 20, 2012, AK Steel completed the public offering of $150.0 million aggregate principal amount of its 5.00% Exchangeable Senior Notes due 2019 (the “Exchangeable Notes”). The Exchangeable Notes are governed by an indenture, dated as of May 11, 2010 (the “Base Indenture”), as supplemented by a third supplemental indenture, dated as of November 20, 2012 (the “Third Supplemental Indenture”), each among AK Steel, as issuer, AK Holding, as guarantor, and U.S. Bank National Association, as trustee. A copy of the Base Indenture has been filed as Exhibit 4.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2010 and incorporated by reference herein. A copy of the Third Supplemental Indenture is filed as Exhibit 4.1 hereto and incorporated by reference herein.

The Exchangeable Notes were issued pursuant to an underwriting agreement (the “Exchangeable Notes Underwriting Agreement”), dated as of November 14, 2012,

among the Companies and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein (the “Exchangeable Notes Underwriters”), and are fully and unconditionally guaranteed by AK Holding. Pursuant to the Exchangeable Notes Underwriting Agreement and subject to the terms and conditions expressed therein, AK Steel agreed to sell the Exchangeable Notes to the Exchangeable Notes Underwriters, and the Exchangeable Notes Underwriters agreed to purchase the Exchangeable Notes for resale to the public. The Exchangeable Notes were sold pursuant to the Registration Statement. A copy of the Exchangeable Notes Underwriting Agreement is filed as Exhibit 1.2 hereto and incorporated by reference herein.

AK Steel expects to receive net proceeds from the Exchangeable Notes offering, after underwriting discount and commissions and estimated offering expenses, of approximately $144.6 million.

Senior Secured Notes Offering

On November 20, 2012, AK Steel completed the private offering of $350.0 million aggregate principal amount of its 8.750% Senior Secured Notes due 2018 (the “Secured Notes”). The Secured Notes are governed by an indenture, dated as of November 20, 2012 (the “Secured Notes Indenture”), among AK Steel, as issuer, AK Holding, as guarantor, and U.S. Bank National Association, as trustee (the “Secured Notes Trustee”) and collateral agent (the “Collateral Agent”). A copy of the Secured Notes Indenture is filed as Exhibit 4.2 hereto and incorporated by reference herein.

The Secured Notes were issued pursuant to a purchase agreement (the “Purchase Agreement”), dated as of November 14, 2012, among the Companies and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities, Inc., as representatives of the initial purchasers named therein (the “Initial Purchasers”), and are fully and unconditionally guaranteed by AK Holding. Pursuant to the Purchase Agreement and subject to the terms and conditions expressed therein, AK Steel agreed to sell the Secured Notes to the Initial Purchasers, and the Initial Purchasers agreed to purchase the Secured Notes for resale to the public. A copy of the Purchase Agreement is filed as Exhibit 10.1 hereto and incorporated by reference herein.

The Secured Notes bear interest payable semiannually in cash in arrears on June 1 and December 1 of each year, commencing on June 1, 2013. The Secured Notes Indenture provides that the Secured Notes are redeemable at AK Steel’s option, in whole or in part, at any time on or after December 1, 2015, at a redemption price equal to 100% of the principal amount of the Secured Notes plus a “make-whole” premium. AK Steel may redeem the Secured Notes beginning on December 1, 2015 at the redemption price (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period commencing on December 1 of the years indicated below:

Year	Redemption Price
2015	104.375%
2016	102.188%
2017 and thereafter	100.000%

In addition, at any time prior to December 1, 2015, AK Steel may redeem up to 35% of the principal amount of the Secured Notes (including any additional Secured Notes) with the net cash proceeds of one or more sales of AK Holding’s common stock (to the extent the proceeds are contributed to AK Steel as equity) at a redemption price (expressed as a percentage of principal amount) of 108.750%, plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of Secured Notes originally issued remains outstanding after such redemption.

The Secured Notes Indenture also contains certain covenants which restrict AK Steel and its restricted subsidiaries’ ability to create liens on its and their assets; incur subsidiary debt; engage in sale/leaseback transaction; sell Secured Notes Collateral (as defined below); and engage in a consolidated, merger or sale of assets.

The Secured Notes were sold pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and have not been registered in the United States under the Securities Act or in any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. However, the Companies have executed a registration rights agreement with the Initial Purchasers, dated as of November 20, 2012 (the “Registration Rights Agreement”), in which the Companies have agreed to use commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange the Secured Notes for a new issue of substantially identical debt securities registered under the Securities Act.

A copy of the Registration Rights Agreement is filed as Exhibit 10.2 hereto and incorporated by reference herein.

The Secured Notes are secured by liens on AK Steel’s real property, plant and equipment, subject to certain exceptions, thresholds and permitted liens (“Secured Notes Collateral”), pursuant to the security agreement (the “Security Agreement”), dated as of November 20, 2012, among AK Steel and the Collateral Agent. AK Steel, the Secured Notes Trustee and the Collateral Agent have entered into a collateral trust agreement (the “Collateral Trust Agreement”) pursuant to which the Collateral Agent has agreed to act as collateral agent on behalf of the Trustee and the holders of the Secured Notes. Copies of the Security Agreement and Collateral Trust Agreement are filed as Exhibits 10.3 and 10.4 hereto, respectively, and are incorporated by reference herein.

AK Steel expects to receive net proceeds from the Secured Notes offering, after underwriting discount and commissions and estimated offering expenses, of approximately $340.9 million.

Other Relationships

Certain of the underwriters in the Common Stock and Exchangeable Notes offerings, and certain of the Initial Purchasers and their respective affiliates have provided in the past to AK Holding, AK Steel and their affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for AK Holding, AK Steel and their affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters in the Common Stock and Exchangeable Notes offerings, certain of the Initial Purchases and their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Companies’ debt or equity securities or loans, and may do so in the future.

Specifically, affiliates of the Common Stock Underwriters, Exchangeable Notes Underwriters and the Initial Purchasers serve as lenders under the Credit Facility, for which affiliates of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated serve as administrative agents, affiliates of certain of the underwriters in the Common Stock and Exchangeable Notes offerings and certain of the Initial Purchasers serve in additional capacities and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Capital Finance, LLC, an affiliate of Wells Fargo Securities, LLC, served as joint lead arrangers and co-book managers.

Item 2.03	Creation of a Direct Financial Obligation.

The disclosure under Item 1.01 above pertaining to the Secured Notes and the Secured Notes Indenture is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On November 20, 2012, AK Holding issued a press release announcing the closing of the Common Stock offering, the Exchangeable Notes offering and the Secured Notes offering, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01	Other Events.

Weil, Gotshal & Manges LLP, counsel to the Companies, has issued opinions to the Companies, each dated November 20, 2012, regarding the legality of the Common Stock and the Exchangeable Notes. Copies of the opinions are filed hereto as Exhibits 5.1 and 5.2. Such opinions are incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1.	Underwriting Agreement, dated as of November 14, 2012, among AK Steel Holding Corporation, AK Steel Corporation and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as representatives of the underwriters named therein.

1.2	Underwriting Agreement, dated as of November 14, 2012, among AK Steel Corporation, AK Steel Holding Corporation and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein.

4.1	Third Supplemental Indenture, dated as of November 20, 2012, among AK Steel Corporation, as issuer, AK Steel Holding Corporation, as guarantor, and U.S. Bank National Association, as trustee.

4.2	Indenture, dated as of November 20, 2012, among AK Steel Corporation, as issuer, AK Steel Holding Corporation, as guarantor, and U.S. Bank National Association, as trustee and collateral agent.

5.1	Opinion of Weil, Gotshal & Manges LLP.

5.2	Opinion of Weil, Gotshal & Manges LLP.

10.1	Purchase Agreement, dated as of November 14, 2012, among AK Steel Corporation, AK Steel Holding Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities, Inc., as representatives of the initial purchasers named therein.

10.2	Registration Rights Agreement, dated as of November 20, 2012, among AK Steel Holding Corporation, AK Steel Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities, Inc., as representatives of the initial purchasers named therein.

10.3	Security Agreement, dated as of November 20, 2012, among the AK Steel Corporation and U.S. Bank National Association, as trustee and collateral agent.

10.4	Collateral Trust Agreement, dated as of November 20, 2012, among AK Steel Corporation and U.S. Bank National Association, as trustee and collateral agent.

99.1	Press Release, dated November 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ David C. Horn

David C. Horn
Secretary

Date: November 20, 2012